Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214417 and No. 333-201156) and Form S-8 (No. 333-222890, No. 333-215934, No. 333-209543 and No. 333-201699) of our report dated June 5, 2018, relating to our audits of pdvWireless, Inc., as of March 31, 2018 and 2017 and for each of the three years ended March 31, 2018, 2017 and 2016 which appear in this Form 10-K.

 /s/ PKF O’Connor Davies, LLP

 New York, New York

June 5, 2018